Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Marshall & Ilsley Corporation of our report dated March 7, 2006 appearing in the Annual Report on Form 10-K filed by United Heritage Bankshares of Florida, Inc. for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this registration statement.

OSBURN, HENNING AND COMPANY

Orlando, Florida

January 2, 2007